SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 17, 2004



                        International DisplayWorks, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                  0-27002               94-3333649
           --------                  -------               ----------
(State or other jurisdiction of    (Commission          (I.R.S. Employer
 incorporation or organization)    File Number)         Identification No.)



                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765
                                 (916) 415-0864
                                 --------------
          (Address and telephone number of principal executive offices)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On May 17, 2004, International DisplayWorks, Inc. (the "Company") closed its private financing with institutional investors raising $20,250,000, before expenses, through the sale of restricted common stock at $4.50 per share. Roth Capital Partners, LLC acted as the placement agent for the financing and received an eight (8%) fee based on gross proceeds. The financing was a straight equity financing and the terms did not contain any re-pricing provisions. The Company will use the net proceeds for the purchase of manufacturing equipment to expand its products, to repay certain debt and for the implementation of its strategic operating plans. The Company anticipates the closing within ten (10) days.

     The terms of the private financing are set forth in the form of Securities Purchase Agreement and Registration Rights Agreement, which were attached as exhibits 10.1 and 10.2, respectively, to the Company's Form 8-K filed on May 13, 2004. Under the terms of the Securities Purchase Agreement and Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the securities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         Exhibit Number    Description
         --------------    -----------
              10.1         Form of Securities Purchase Agreement*

              10.2         Form of Registration Rights Agreement*

              99           Press  Release  Announcing  closing  of   $20 Million
                           Dollar Private Placement

          * Incorporated by reference to the Company's current report on Form 8-K filed on May 13, 2004

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               INTERNATIONAL DISPLAYWORKS, INC.,
                                               a Delaware Corporation



Dated:  May 17, 2004                           /s/ Alan M. Lefko
                                               ---------------------------------
                                               Alan M. Lefko,
                                               Vice President of Finance